Exhibit(H)(39)

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

Contractual Expense Limitations

Deutsche Investment Management Americas, Inc. (the “Adviser”) agrees to contractually waive all or a portion of its management fee and reimburse or pay operating expenses of each Fund to the extent necessary to maintain the Fund’s total operating expenses at no more than the expense ratios listed below, for the period October 1, 2003 through September 30, 2005. The following expenses are excluded from the expense limitation: (aa) salaries and other compensation of any of the Fund’s executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Adviser or its subsidiaries or affiliates; (bb) taxes, if any, levied against the Fund or any of its series; (cc) brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the series; (dd) costs, including the interest expenses, of borrowing money; (ee) fees and expenses of Board members who are not officers, employees, or stockholders of the Adviser or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such Board members in connection with the duties of their office with the Fund; (ff) extraordinary expenses, including extraordinary legal expenses to the extent authorized by the Board, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Fund to indemnify its Board members, officers, employees, shareholders, distributors, and agents with respect thereto; (gg) organizational and offering expenses of the Fund and the series to the extent authorized by the Board, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and (hh) any expenses allocated to a specific series pursuant to a Rule 12b-1 distribution plan.

Fund	Class	Expense Caps (b.p.)
Scudder 21st Century Growth	A	150.0
	B	150.0
	C	150.0
	I	150.0
	S	150.0
	AARP	150.0
Scudder Development	S	150.0
	AARP	150.0
Scudder Global Discovery	A	150.0
	B	150.0
	C	150.0
	S	150.0
	AARP	150.0
Scudder Large Company Growth	A	105.0
	B	105.0
	C	105.0
	I	105.0
	S	105.0
	AARP	105.0

Contractual Expense Limitations

(continued)

Fund	Class	Expense Caps (b.p.)
Scudder Small Company Stock	A	150.0
	B	150.0
	C	150.0
	S	150.0
	AARP	150.0
Scudder Small Company Value	A	150.0
	B	150.0
	C	150.0
	S	150.0
Scudder High Yield Tax Free	A	90.0
	B	90.0
	C	90.0
	S	90.0
	AARP	90.0
	Institutional	75.0
Scudder Managed Muni Bonds	A	80.0
	B	80.0
	C	80.0
	S	80.0
	AARP	80.0
	Institutional	54.0
Scudder Massachusetts Tax Free	A	80.0
	B	80.0
	C	80.0
	S	80.0
	AARP	80.0
Scudder Medium Term Tax Free	A	80.0
	B	80.0
	C	80.0
	S	80.0
	AARP	80.0
Scudder Tax Free Money	S	80.0
	AARP	80.0
Scudder Cash Investment Trust	S	100.0
	AARP	100.0
Scudder US Treasury Money	S	100.0
	AARP	100.0
Scudder MM Series: Institutional	Institutional	15.0
Scudder MM Series: Managed	Managed	20.0
Scudder MM Series: Premium	S	50.0
Scudder MM Series: Premium	AARP	50.0
Scudder MM Series: Prime	S	50.0
Scudder MM Series: Prime	AARP	50.0

Contractual Expense Limitations

(continued)

Fund	Class	Expense Caps (b.p.)
Scudder Emerging Markets Growth	A	175.0
	B	175.0
	C	175.0
	S	175.0
	AARP	175.0
Scudder Emerging Markets Income	A	140.0
	B	140.0
	C	140.0
	S	140.0
	AARP	140.0
Scudder Gold and Precious Metals	A	150.0
	B	150.0
	C	150.0
	S	150.0
	AARP	150.0
Scudder Latin America	A	175.0
	B	175.0
	C	175.0
	M	175.0
	S	175.0
	AARP	175.0
Scudder Pacific Opportunities	A	175.0
	B	175.0
	C	175.0
	S	175.0
	AARP	175.0
Scudder GNMA	S	90.0
	AARP	90.0
Scudder High Yield Opportunity	A	105.0
	B	105.0
	C	105.0
	S	105.0
	AARP	105.0
Scudder Income	A	90.0
	B	90.0
	C	90.0
	I	90.0
	S	90.0
	AARP	90.0
Scudder Short Term Bond	A	90.0
	B	90.0
	C	90.0
	S	90.0
	AARP	90.0

Contractual Expense Limitations

(continued)

Fund	Class	Expense Caps (b.p.)
Scudder Global Bond	A	130.0
	B	130.0
	C	130.0
	S	130.0
	AARP	130.0
Scudder S&P 500 Index	S	50.0
	AARP	50.0
Scudder Select 1000 Growth	A	100.0
	B	100.0
	C	100.0
	S	100.0
	AARP	100.0
Scudder Select 500	A	100.0
	B	100.0
	C	100.0
	S	100.0
	AARP	100.0
Scudder Global	A	145.5
	B	147.5
	C	146.5
	S	144.5
	AARP	144.5
Scudder Gr Europe Growth	A	146.5
	B	148.0
	C	147.0
	S	145.5
	AARP	145.5
Scudder International	A	134.5
	B	136.5
	C	135.5
	I	93.5
	S	124.0
	AARP	134.0
Scudder Healthcare	A	140.0
	B	142.0
	C	141.0
	I	130.0
	S	139.0
	AARP	139.0
Scudder Technology Innovation	A	154.0
	B	158.0
	C	157.0
	S	155.0
	AARP	155.0
Scudder Balanced	S	91.5
	AARP	91.5

Contractual Expense Limitations

(continued)

Fund	Class	Expense Caps (b.p.)
Scudder Capital Growth	A	100.0
	B	101.5
	C	100.0
	I	75.0
	S	99.0
	AARP	99.0
	Institutional	86.0
Scudder Growth and Income	A	95.0
	B	97.0
	C	96.0
	S	94.0
	AARP	80.5
	Institutional	73.0
Scudder Large Comp Value	A	100.5
	B	102.0
	C	101.0
	I	75.0
	S	99.5
	AARP	99.5

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